Exhibit 4

Names and addresses of the Underwriters of the Republic’s 4.375% Notes due 2013

and the Republic’s 5.375% Notes due 2033

Republic of Italy

Underwriters’ Addresses in relation to the Republic’s US$2,000,000,000
4.375% Global Notes due June 15, 2013 and US$2,000,000,000
5.375% Global Notes due June 15, 2033

Goldman Sachs International	Peterborough Court
133 Fleet Street
London EC4A 2BB
England

Merrill Lynch International	Merrill Lynch Financial Centre
2 King Edward Street
London EC1A 1HQ
England

Salomon Smith Barney Inc.	388 Greenwich Street
New York, NY 10013

ABN AMRO Bank N.V	250 Bishopsgate
London EC2M 4AA
England

Credit Suisse First Boston (Europe) Limited	One Cabot Square
London E14 4QJ
England

Deutsche Bank AG London	Winchester House
1 Great Winchester Street
London EC2N 2DB
England

J.P. Morgan Securities Ltd.	125 London Wall
London EC2Y 5AJ
England

Lehman Brothers International (Europe)	One Broadgate
London EC2M 7HA
England

Morgan Stanley & Co. International Limited	20 Cabot Square
London E14 4QW
England

UBS AG, acting through its business group UBS Warburg	1 Finsbury Avenue London EC2M 2PP England